EXHIBIT 99.1

Anika Reports Third Quarter 2025 Financial Results

Commercial Channel revenue up 22% with continued strong Integrity™ Implant System and Hyalofast® growth, and double-digit International OA Pain Management growth

Third and final Hyalofast PMA module filed and data released

Cingal® achieved commercial milestone of more than one million injections worldwide since 2016

Reaffirming Fiscal 2025 guidance and long-term outlook and commencing a $15 million 10b5-1 share repurchase

BEDFORD, Mass., Nov. 05, 2025 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (Nasdaq: ANIK), a global leader in the osteoarthritis (“OA”) pain management and regenerative solutions spaces focused on early intervention orthopedics, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Results
Anika reported third quarter revenue from continuing operations of $27.8 million, a 6% decrease compared to the same period in 2024. Commercial Channel revenue increased 22% year over year, while OEM Channel revenue, which includes U.S. OA Pain Management, was down 20% in line with expectations. The OEM Channel decline was driven by lower U.S. pricing for Monovisc® and Orthovisc®, sold by our commercial partner, Johnson & Johnson MedTech.

Cheryl Blanchard, President and CEO of Anika Therapeutics, commented: "We continue to see strength in our Commercial Channel with Regenerative Solutions revenue increasing 25% in the quarter driven by Integrity’s outperformance, continued strong international Hyalofast growth, and double-digit International OA Pain Management revenue growth. Third quarter pricing for U.S. OA Pain Management products was in line with expectations, and we anticipate the full year to be in line with our prior guidance. In addition, J&J MedTech has exercised its option to continue our license and supply agreement for Monovisc for another 5-year term through December 2031. During the quarter, Cingal reached a significant commercial milestone, surpassing 1 million injections globally since launch. Finally, we continued to take actions to improve our operating expense profile, with Selling, General and Administrative expenses down 12% year over year, and overall operating expenses down 3%, as we continue to work to improve our profitability and free cash flow.”

Strong Integrity Commercial Performance
Integrity procedures grew for the sixth consecutive quarter and continues to outpace the overall growth of the U.S. soft tissue augmentation market. The strong growth keeps Integrity on pace to more than double procedures and revenue in 2025 compared to 2024. The recently cleared larger shapes and sizes of the Integrity Implant System, tailored for Achilles repair in the foot and other large tendon applications in the knee and hip, entered limited release with first sales and cases completed during the quarter. These additions are expected to accelerate adoption and support sustained commercial momentum into 2026.

Double Digit Growth in International OA Pain Management
Anika’s International Sales organization continues to be a strong contributor to overall performance, delivering third-quarter revenue growth of 21% year over year. This increase was primarily driven by the timing of distributor orders. Year-to-date revenue is up 6%, reflecting solid growth in both Cingal and Orthovisc, partially offset by delayed Monovisc orders stemming from earlier production-related challenges. International Sales remains a key driver of our revenue strength, as we expand market share in established regions and accelerate growth in new markets with our current product portfolio.

Hyalofast PMA Submission Filed and Clinical Data Released
On October 31, 2025, Anika submitted the third and final module of the Hyalofast Premarket Approval (“PMA”) application to the U.S. Food and Drug Administration (“FDA”). In addition, data from the U.S. pivotal Phase III FastTRACK clinical trial has been released, demonstrating statistically significant improvements in key secondary endpoints such as KOOS Sports and Recreation Function, Quality of Life, and Total KOOS. Anika is encouraged by the strength and consistency of the overall data submitted to FDA for review, including positive clinical findings from independent studies conducted outside the U.S. over the past 15 years, which have demonstrated the consistent safety and efficacy of Hyalofast. For additional details, please see Anika’s press release dated November 5, 2025 regarding the Hyalofast PMA filing and the Phase III FastTRACK clinical data.

Progress on Final Steps to Cingal NDA Filing
During the quarter, Anika advanced key activities toward filing the NDA for Cingal, its next-generation, non-opioid, single-injection OA Pain Management product, consisting of Anika’s proprietary cross-linked hyaluronic acid combined with a fast-acting steroid. Anika completed the first of two toxicity studies and initiated patient screening for the bioequivalence study, which remains on track to begin before year-end. Upon completion of these two studies, requirements for the NDA submission in the U.S. will be complete.

Third Quarter 2025 Continuing Operations Financial Summary (compared to the third quarter of 2024, where applicable)

  Revenue $27.8 million, decreased 6%
    OEM Channel revenue $15.8 million, decreased 20%
    Commercial Channel revenue $12.0 million, increased 22%
  Gross margin 56%
  Operating expenses $18.8 million, decreased 3%
  Loss from continuing operations ($3.2) million, ($0.22) per share
  Adjusted net income from continuing operations1 $0.7 million, $0.04 per share
  Adjusted EBITDA1 $0.9 million
  Cash provided by operating activities for total Company $6.9 million
  Cash balance $58.0 million

1 See description of non-GAAP financial information contained in this release.

Maintaining Fiscal 2025 Guidance
Anika maintains 2025 revenue ranges by channel as follows:

  Commercial Channel, unchanged, of $47 to $49.5 million, up 12% to 18% year over year
  OEM Channel, unchanged, of $62 to $65 million, down 16% to 20% year over year

Anika maintains Adjusted EBITDA as a percent of revenue of positive 3% to negative 3%.

Company Commencing $15 Million 10b5-1 Share Repurchase
In accordance with Anika’s commitment to return capital to shareholders while maintaining the flexibility to execute on strategic growth objectives, the Company is commencing a $15 million 10b5-1 share repurchase which it expects to complete by June 2026.

Conference Call and Webcast Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Wednesday, November 5, 2025, at 8:30 am ET. The conference call can be accessed by dialing 1-800-717-1738 (toll-free domestic) or 1-646-307-1865 (international) and providing the conference ID number 53754. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is the global leader in the design, development, manufacturing, and commercialization of hyaluronic acid innovations. In partnership with clinicians, our sole focus is dedicated to delivering and advancing osteoarthritis pain management and orthopedic regenerative solutions. At our core is a passion to deliver a differentiated portfolio that improves patient outcomes around the world. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, ORTHOVISC, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information1
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) from continuing operations excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, and shareholder activism costs.

Adjusted Net Income (Loss) from Continuing Operations and Adjusted EPS from Continuing Operations
Adjusted net income (loss) is defined by the Company as GAAP net income from continuing operations, on a tax effected basis, excluding stock-based compensation. Adjusted diluted EPS from continuing operations is defined by the Company as GAAP diluted EPS from continuing operations excluding stock-based compensation.

A reconciliation of adjusted EBITDA to adjusted net income (loss) from continuing operations to net income (loss) from continuing operations and adjusted diluted EPS from continuing operations to diluted EPS from continuing operations, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements about the launch of new shape and sizes and the potential growth of the Integrity Implant System, statements in Dr. Blanchard’s quote about anticipated pricing of Monovisc and Orthovisc in the U.S., statements about the clinical and regulatory pathway and launch of Hyalofast in the U.S., statements about the anticipated regulatory pathway for the NDA filing for Cingal, statements regarding the timing of the share repurchase program, and statements in the section titled “Maintaining Fiscal 2025 Guidance”. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support, or to timely file domestic and international pre-market approval applications, 510(k) applications, or new drug applications, including the PMA for Hyalofast and the NDA for Cingal; (iii) that the FDA or other regulatory bodies may not approve or clear the Company’s applications, including the Hyalofast PMA because of the failure to achieve the pre-defined primary endpoints or because the FDA may determine that achievement of secondary endpoints and/or post hoc data analyses are not sufficient to support approval; (iii) that such approvals or clearances will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Matt Hall, 781-457-9554
Director, Corporate Development and Investor Relations
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$27,817	$29,559	$82,204	$89,305
Cost of Revenue	12,233	10,151	37,576	30,433
Gross Profit	15,584	19,408	44,628	58,872

Operating expenses:
Research and development	6,946	5,946	19,318	19,037
Selling, general and administrative	11,871	13,543	37,007	44,231
Total operating expenses	18,817	19,489	56,325	63,268
Loss from operations	(3,233)	(81)	(11,697)	(4,396)
Interest and other income (expense), net	997	406	1,626	1,593
Loss before income taxes	(2,236)	325	(10,071)	(2,803)
Provision for income taxes	939	2,170	1,709	3,539
Loss from continuing operations	(3,175)	(1,845)	(11,780)	(6,342)
Income (loss) from discontinued operations, net of tax	846	(28,073)	608	(28,178)
Net loss	$(2,329)	$(29,918)	$(11,172)	$(34,520)

Net loss per share:
Basic
Continuing Operations	$(0.22)	$(0.13)	$(0.82)	$(0.43)
Discontinued Operations	$0.06	$(1.90)	$0.04	$(1.91)
	$(0.16)	$(2.03)	$(0.78)	$(2.34)

Diluted
Continuing Operations	$(0.22)	$(0.12)	$(0.82)	$(0.43)
Discontinued Operations	$0.06	$(1.90)	$0.04	$(1.91)
	$(0.16)	$(2.02)	$(0.78)	$(2.34)

Weighted average common shares outstanding:
Basic	14,419	14,768	14,361	14,769
Diluted	14,419	14,768	14,361	14,769

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
ASSETS	2025	2024
Current assets:
Cash and cash equivalents	$57,990	$55,629
Accounts receivable, net	22,187	23,594
Inventories, net	16,284	23,809
Prepaid expenses and other current assets	5,129	5,494
Current assets held for sale	-	5,126
Total current assets	101,590	113,652
Property and equipment, net	40,684	38,994
Right-of-use assets	24,226	25,685
Other long-term assets	5,507	5,656
Notes receivable	6,478	5,935
Deferred tax assets	1,251	1,177
Intangible assets, net	1,650	2,490
Goodwill	8,051	7,125
Non-current assets held for sale	-	2,026
Total assets	$189,437	$202,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,732	$5,617
Accrued expenses and other current liabilities	14,357	13,567
Current liabilities held for sale	-	4,122
Total current liabilities	19,089	23,306
Other long-term liabilities	761	772
Lease liabilities	22,782	24,014
Non-current liabilities held for sale	-	659

Stockholders’ equity:
Common stock, $0.01 par value	144	144
Additional paid-in-capital	91,105	88,961
Accumulated other comprehensive loss	(4,939)	(6,783)
Retained earnings	60,495	71,667
Total stockholders’ equity	146,805	153,989
Total liabilities and stockholders’ equity	$189,437	$202,740

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Loss from Continued Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended September 30,
	2025	2024
Net loss from continuing operations	$(3,175)	$(1,845)
Interest and other (income) expense, net	(997)	(406)
Provision for income taxes	939	2,171
Depreciation and amortization	1,403	1,504
Non-recurring professional fees	480	-
Adjusted EBITDA	$865	$4,542

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended September 30,
	2025	2024
Loss from continuing operations	$(3,175)	$(1,845)
Share-based compensation, tax effected	3,145	2,913
Non-recurring professional fees, tax effected	682	-
Adjusted net income (loss) from continuing operations	$652	$1,068

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings from Continuing Operations Per Share to Adjusted Diluted Earnings from Continuing Operations Per Share
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,
	2025	2024
Diluted loss from continuing operations per share	$(0.22)	$(0.12)
Share-based compensation, tax effected	0.21	0.19
Non-recurring professional fees, tax effected	0.05	-
Adjusted diluted net income (loss) from continuing operations per share	$0.04	$0.07

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2025	2024	$ change	% change	2025	2024	$ change	% change
OEM Channel	$15,844	$19,764	$(3,920)	-20%	$47,093	$58,101	$(11,008)	-19%
Commercial Channel	11,973	9,795	2,178	22%	35,111	31,204	3,907	13%
Revenue	$27,817	$29,559	$(1,742)	-6%	$82,204	$89,305	$(7,101)	-8%